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                [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]







                                        July 23, 1999





Burnham Investors Trust
1325 Avenue of the Americas, 26th Floor
New York, New York  10019

     Re: Burnham Investors Trust

Ladies and Gentlemen:

     We have acted as special Delaware counsel to Burnham Investors Trust, a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares of beneficial interest in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated August 20, 1998, as amended by an amendment to the Agreement and Declaration of Trust of the Trust approved by the Board of Trustees on February 18, 1999 (the "Governing Instrument").

     In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on August 20, 1998 (the "Certificate"); the Governing Instrument; the By-laws of the Trust, as amended by an Amendment to the By-laws of Burnham Investors Trust approved by the Board of Trustees on August 27, 1998 (the "By-laws"); certain resolutions of the Trustees of the Trust (i) dated August 27, 1998 relating to the organization of the Trust (ii) dated February 18, 1999 relating to the amendment of the Governing Instrument, and (iii) dated May 13, 1999 relating to the establishment of Burnham U.S. Treasury Money Market Fund, a new series of the Trust (the "Money Market Fund") (the "Resolutions" and togetherwith the Governing Instrument and the Bylaws, the "Governing Documents"); an Officer's Certificate executed by the treasurer of the Trust dated July 8, 1999; an Adoption of and Amendment to Notification of Registration filed with the Securities and Exchange Commission on February 16, 1999 by which the Trust adopted the Notification of Registration Filed Pursuant to
Section 8(a) of the Investment Company Act of 1940 on Form N-8A of The Burnham Fund, Inc., a Maryland corporation (the "Fund"); Post-Effective Amendment
No. 67 to the Registration Statement under the Securities Act of 1933 on
Form N-1A of the Fund, by which the Trust adopted such Registration Statement filed with the Securities and Exchange Commission on February 18, 1999; Post-Effective Amendment No. 69 to the Registration Statement under the Securities Act of







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Burnham Investors Trust
July 23, 1999
Page 2

1933 on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the date hereof (the "Post-Effective Amendment"); and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents, and of all documents contemplated by the Governing Instrument, the By-laws and applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument and all applicable resolutions of the Trustees of the Trust in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series and Classes of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust under
Section 3 or Section 4 of Article IX of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del.
C. 'SS''SS' 3801 et seq. (the "Delaware Act"); and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or "blue sky" laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.

   2. The Shares of the Money Market Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Money Market Fund.






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Burnham Investors Trust
July 23, 1999
Page 3

   3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a trustee of the Trust under the Delaware Act. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 2 of Article VIII of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

   We understand that you are currently in the process of registering or qualifying Shares in the various states, and we hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as part of the Post-Effective Amendment and with the securities administrators of such states. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof and may not be relied upon by, or filed with, any other person or entity for any purpose without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exists on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                     Sincerely,

                                     MORRIS, NICHOLS, ARSHT & TUNNELL